Q3 FY2025 Financial Results Conference Call May 9, 2025 Nasdaq: STRT Jennifer Slater President and CEO  Matthew Pauli Senior Vice President and CFO www.strattec.com

Safe Harbor Statement Safe Harbor Statement Certain statements contained in this presentation contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, the impact of U.S. trade policies, tariffs and reactions to the same from foreign countries on costs and customer demand, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of our products and the products of our customers and fluctuations in our costs of operation. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press presentation and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this presentation. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission. Use of Non-GAAP Financial Metrics and Additional Financial Information In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, STRATTEC provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures.  These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. STRATTEC’s management uses these measures to make strategic decisions, establish budget plans and forecasts, identify trends affecting STRATTEC’s business, and evaluate performance. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, will help investors evaluate STRATTEC’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in the supplemental slides of this presentation.

Operational Cash Flow: Generated $20.7 million in Q3 YTD cash from operations of $41.5 million Revenue Growth: up $3.3 million to $144.1 million Driven by strategic pricing actions & favorable product mix Boosted by net new program launches Profitability: Delivered adj. EBITDA of $12.9 million (8.9% of sales) Up from $6.2 million (4.4% of sales) in Q3 FY24 Executing Operational Transformation: FY 2025 restructuring actions in Milwaukee and Mexico to deliver approximately $5 million in annual savings 12% headcount reduction YTD improves operational leverage Driving self-help efforts to expand margins while changing culture Tariff mitigation underway via USMCA compliance, logistics changes, pricing and sourcing STRATTEC Q3 FY2025 Highlights

Executing Transformation Amid Uncertainty

Executing Plan to Deliver Value

- Restructuring in Q3 FY25 expected to deliver ~$5M in annual savings
- 12% total headcount reduction FYTD
- Evaluating long-term modernization of manufacturing and assembly processes
- Price actions delivering margin improvement

Managing Through Trade Uncertainty

- Excluding USMCA compliant sales, estimated annual tariff impact of $9M to $12M, before mitigation
- Mitigation plans underway: logistics adjustments, supplier shifts, pricing actions
- Tariff uncertainty causing adverse auto industry production outlook

Cash Cushion for Uncertain Times



($ in millions)
$25.4
$34.4
$42.6
$62.1
Q4 FY24
Q1 FY25
Q2 FY25
Q3 FY25

- Cash provides buffer for uncertain outlook and enables continued execution of plans
- Margin expansion and working capital improvements driving cash flow

Building A Stronger Business

- Focused on earnings power and margin expansion
- Strengthening operational discipline and accountability
- Continued investment in organization and people

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Q3 FY25 Sales Increased 2.4% Y/Y

($ in millions; narrative compared with prior-year period unless otherwise noted)

Q3 FY25 Sales by Customer | Net Sales Growth | Q3 FY25 Sales by Product

Above market sales growth driven by strategic pricing actions, higher value content and net new program launches

Q3 FY25 Sales by Customer



10%
28%
11%
14%
23%
14%
GM
Ford
Stellantis
Tier 1
Com'l & Other
Hyundai/Kia

- Ford up 6%: higher volume and added content for power tailgate and latches
- Stellantis up 14%: new key and lockset content on Dodge Ram Heavy Duty trucks
- GM down 4%: lower demand across products

Net Sales Growth



$140.8
$144.1
Q3 FY24
Q3 FY25

Net sales up $3.3 million

- $2.5 million of strategic pricing increases and $2.2 million in higher value content placement
- $1.6 million due to net new program launches
- Offset by $3.0 million reduction in sales volumes for existing platforms

Q3 FY25 Sales by Product



2%
7%
25%
9%
13%
25%
19%
Door Handles
Power Access
Keys & Locksets
Latches
User Interface Controls
Aftermarket
Other

- 6% growth y/y in Power Access products on higher value content placement across SUV/Pickup platforms
- Keys & locksets up 7% y/y on pricing and new launches including high-content Dodge Ram Heavy Duty platform
- Door Handles & Latches down slightly

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Gross margin expanded 560 basis points in Q3 Stronger US dollar $4.4 million, or 310 bps, FX benefit Current rate of ~20 MXN peso at 5-year average Margin-accretive strategic pricing actions Materials and labor cost improvements $0.8 million tariff expenses related to U.S. tariff policy changes YTD gross margin expanded 240 basis points FX tailwinds, stronger pricing and operational leverage Partially offset by Mexico labor costs (govt mandated) and tariff impacts ($ in millions; narrative compared with prior-year period unless otherwise noted) Higher Gross Profit and Margin Expansion Gross Profit & Margin (Qtr) 11.4% 13.2% Gross Profit & Margin (YTD) 16.0% 10.4% 14.3% 11.9%

Manageable Tariff Exposure

Well positioned to manage dynamic tariff environment.

- ~93% of US imports are USMCA compliant and are not subject to additional tariffs.
- Strong balance sheet and cost focus provide support as mitigation actions are implemented.

TARIFF IMPACT

Direct:

- Current incremental tariffs impact ~$30m of sales (6% of consolidated sales).
- Total estimated tariff costs are $9-12 million before mitigation efforts.

Indirect:

- Uncertainty in potential changes in North American automotive production schedules
- Identified additional areas for operational cost improvements (i.e. logistics)

MITIGATION ACTIONS

Established daily "Tariff Task Force" to align cross functionally.

Active customer engagement on mitigation plans. Expect 100% commercial recoveries.

Engaged third party to assist in review of USMCA compliance & HTS code classification.

Reassessing our supplier network – focused on in-region for region procurement.

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Increase in ES&A(1) reflects business investment, transformation costs and investments in human capital Up $3.3 million to 11.1% of sales $1.2 million incentive and bonus compensation $0.8 million in restructuring charges $0.8 million timing of engineering spend and outside services Investments in leadership expected to deliver process efficiencies and related savings over time YTD results include $2.1 million of executive transition costs compared with $1.0 million in prior year, $0.5 million business transformation costs and $1.0 million of restructuring costs. $2.8 million incremental incentive and bonus compensation ($ in millions; narrative compared with prior-year period unless otherwise noted) Strengthening Operations for Efficiency ES&A(1) | % of Sales (Qtr) 11.4% 13.2% ES&A(1) | of Sales (YTD) (1) Engineering, selling and administrative expenses

($ in millions except earnings per share data; narrative compared with prior-year period unless otherwise noted) Q3 FY25 Net Income(1) up 258% Q3 FY25 Adj. EPS(2) grew 305% to $1.50 Q3 FY25 Adj. EBITDA(2) margin expanded 450 basis points Driven by higher sales volume, FX and cost management initiatives; higher bonus accruals on improving performance Focused on driving sustainable margin improvement Enhanced Earnings Power (1) Net Income Attributable to STRATTEC (2) Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP metrics. Refer to the reconciliation of GAAP to non-GAAP metrics in the supplemental tables of this presentation. Adj. Net Income(2) (Qtr) Adj. Net Income(2) (YTD) Net Income(1) (Qtr) Net Income(1) (YTD) Adj. EBITDA(2) & Margin (Qtr) Adj. EBITDA(2) & Margin (YTD)

$21.0 million increase in operating cash flow Improved operating performance Working capital efficiency improvements, including improvement in days payable outstanding Financial flexibility $62.1 million in cash $47 million available under lines of credit FY 2025 CapEx Focused on new product programs and equipment replacements/upgrades for safety and productivity improvements $4.2M YTD CapEx primarily includes capital to support new customer programs and $1.2 million for upgraded equipment to improve productivity Capital priorities Conserve cash through uncertain times and moderated market conditions Operational efficiencies & productivity: equipment and IT modernization, people Organic growth initiatives: market positioning, brand and selling processes Capitalization March 30, 2024 December 29, 2024 Cash and cash equivalents $ 62.1 $  42.6 Total debt 13.0 13.0 Shareholders’ equity 234.6 228.2 Total capitalization $ 247.2 $ 241.2 Debt / total capitalization 5.3% 5.4% Three Months Ended March 30, 2025 March 31, 2024 Net cash provided by operating activities $ 20.7 $ (0.3) CapEx (1.2) (1.7) Free cash flow (FCF)(1) $ 19.5 $ (2.0) ($ in millions; narrative compared with prior-year period unless otherwise noted) (1) Free cash flow is a non-GAAP metric defined as cash flow from operations less capital expenditures (CapEx) Strong Cash Generation

www.strattec.com Q3 FY2025 Financial Results Supplemental Slides

Reconciliation of GAAP to Non-GAAP Financial Measures

	Fiscal 2024					Fiscal 2025				
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
ADJUSTED NET SALES:										
Net Sales (GAAP)	135,406	118,532	140,773	143,055	$537,766	139,052	129,919	144,082	-	$413,053
Adjustments:								-		
Retroactive FY23 one-time pricing recovery	(7,950)	(1,551)	(397)	175	(9,723)	-	-	-	-	-
Adjusted Sales (Non-GAAP)	127,456	116,981	140,376	143,230	528,043	139,052	129,919	144,082	-	413,053
ADJUSTED EBITDA:										
Net income attributable to STRATTEC (GAAP)	$ 4,165	$ 1,022	$ 1,506	$ 9,620	$ 16,313	$ 3,703	$ 1,319	$ 5,396	$ -	$ 10,418
Net income (loss) attributable to non-controlling interest	290	(242)	(380)	447	115	45	79	315	-	439
Provision for income tax	1,387	264	546	1,578	3,775	1,498	405	1,644	-	3,547
Other (income) expense, net	131	(1,098)	208	(1,958)	(2,717)	(129)	482	16	-	369
Investment and interest income	(87)	(107)	(143)	(235)	(572)	(349)	(408)	(529)	-	(1,286)
Interest expense	220	219	222	239	900	295	257	243	-	795
Income from operations	6,106	58	1,959	9,691	17,814	5,063	2,134	7,085	-	14,282
Adjustments:										
Depreciation	4,385	4,330	4,059	3,773	$ 16,547	3,662	3,544	3,746	-	$ 10,952
Non-cash stock-based compensation	505	479	240	243	1,467	188	891	760	-	1,839
Restructuring and similar charges	-	-	-	-	-	-	265	809	-	1,074
Retroactive FY23 one-time pricing recovery, net	(7,078)	(641)	(298)	24	(7,993)	-	-	-	-	-
Executive transition costs	-	774	211	73	1,058	941	921	214	-	2,076
Business transformation costs	-	-	-	-	-	74	215	259	-	548
	(2,188)	4,942	4,212	4,113	11,079	4,865	5,836	5,788	-	16,489
Adjusted EBITDA (Non-GAAP)	$ 3,918	$ 5,000	$ 6,171	$ 13,804	$ 28,893	$ 9,928	$ 7,970	$ 12,873	$ -	$ 30,771
Adjusted EBITDA as a % of Adjusted Net Sales	3.1%	4.3%	4.4%	9.6%	5.5%	7.1%	6.1%	8.9%		7.4%

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Reconciliation of GAAP to Non-GAAP Financial Measures

	Fiscal 2024					Fiscal 2025				
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
ADJUSTED NET INCOME AND EARNINGS/(LOSS) PER SHARE:										
Net income attributable to STRATTEC (GAAP)	$ 4,165	$ 1,022	$ 1,506	$ 9,620	$ 16,313	$ 3,703	$ 1,319	$ 5,396	$ -	$ 10,418
Adjustments:										
Restructuring and similar charges	265	3	-	63	331	-	265	809	-	1,074
Retroactive FY23 one-time pricing recovery, net	(7,078)	(641)	(298)	24	(7,993)	-	-	-	-	-
Executive transition costs	-	973	211	73	1,257	1,224	1,225	214	-	2,663
Business transformation costs	-	-	-	-	-	74	215	259	-	548
Non-controlling interest impact on above adjustments	1,014	181	55	22	1,272	-	-	(160)	-	(160)
Tax effect on above adjustments	1,305	(116)	7	(41)	1,155	(292)	(384)	(376)	-	(1,052)
	(4,494)	400	(25)	141	(3,978)	1,006	1,321	746	-	3,073
Adjusted Net Income/(Loss) attributable to STRATTEC (Non-GAAP)	$ (329)	$ 1,422	$ 1,481	$ 9,761	$ 12,335	$ 4,709	$ 2,640	$ 6,142	$ -	$ 13,491
Weighted Average Basic Shares Outstanding	3,948	3,976	3,988	3,988	3,975	4,005	4,035	4,039	-	4,026
Weighted Average Diluted Shares Outstanding	3,974	3,998	4,017	4,027	4,004	4,046	4,070	4,085	-	4,067
Diluted earnings per share (GAAP)	$ 1.05	$ 0.26	$ 0.37	$ 2.39	$ 4.07	$ 0.92	$ 0.32	$ 1.32	$ -	$ 2.56
Adjusted dilutive earnings/(loss) per share (Non-GAAP)	$ (0.08)	$ 0.36	$ 0.37	$ 2.42	$ 3.08	$ 1.16	$ 0.65	$ 1.50	$ -	$ 3.32

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Q3 FY2025 Financial Results May 8, 2025 Nasdaq: STRT www.strattec.com Investor Relations Contact: Deborah K. Pawlowski, Alliance Advisors IR 716-843-3908 dpawlowski@Allianceadvisors.com